As filed with the Securities and Exchange Commission on May 31, 2019
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM S-3/A
Amendment No. 1
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

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AMERICAN RESOURCES CORPORATION
(Exact name of registrant as specified in its charter)
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Florida	9002 Technology Lane Fishers, Indiana 46038 Tel.: (317) 855-9926	46-3914127
(State or other jurisdiction of incorporation or organization)	(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)	(I.R.S. Employer Identification No.)

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Clifford J. Hunt
Law Office of Clifford J. Hunt, P.A.
8200 Seminole Boulevard
Seminole, Florida 33772
Tel: (727) 471-0444
(Name, address, including zip code, and telephone number, including area code, of agent for service)
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Copy to:
Clifford J. Hunt Law Office of Clifford J. Hunt, P.A. 8200 Seminole Boulevard Seminole, Florida 33772 (727) 471-0444

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See definition of “accelerated filer,” “large accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act (Check One).

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if smaller reporting company)	Smaller reporting company ☐
Emerging growth company ☑
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered (1)	Amount to be registered (1)	Proposed maximum offering price perclass A common Share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee (3)
Class A Common Stock, par value $0.0001 per share	—	—	—	—
Warrants	—	—	—	—
Units	—	—	—	—
Total:	$100,000,000		$100,000,000	$12,120

(1)
There are being registered under this registration statement such indeterminate number of shares of Class A Common Stock as will have an aggregate initial offering price not to exceed $100,000,000. Pursuant to Rule 457(i) under the Securities Act of 1933, as amended (the “Securities Act”), the securities being registered hereunder include such indeterminate number and amount of our shares of Class A Common Stock. Pursuant to Rule 416 of the Securities Act, this registration statement also registers such additional securities as may become issuable to prevent dilution as a result of stock splits, stock dividends or similar transactions.

(2)
Not specified as to each class of securities to be registered pursuant to General Instruction II.D of Form S-3 under the Securities Act. The proposed maximum offering will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered under this registration statement.

(3)
Calculated pursuant to Rule 457(o) under the Securities Act. The registrant has an existing credit of $3,195.29 with the Securities and Exchange Commission in connection with a previous filing of registration statement, file number 333-226042 initially dated July 2, 2018, that will be credited to this registration fee as an offset pursuant to Rule 457(p), resulting in net a total of $8,924.71 due by the registrant.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

i

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities, in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MAY 31, 2019

PROSPECTUS

AMERICAN RESOURCES CORPORATION

$100,000,000

Common Stock
Warrants
Units
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We are American Resources Corporation (“ARC” or the “Company”), a corporation incorporated under the laws of the State of Florida. This prospectus relates to the public offer and sale of our Class A Common Stock, warrants and units that we may offer and sell from time to time, in one or more series or issuances and on terms that we will determine at the time of the offering, any combination of the securities described in this prospectus, up to an aggregate amount of $100,000,000.

This prospectus provides you with a general description of the securities we may offer and sell. We will provide specific terms of any offering in a supplement to this prospectus. Any prospectus supplement may also add, update, or change information contained in this prospectus. You should carefully read this prospectus and the applicable prospectus supplement, as well as the documents incorporated by reference in this prospectus before you invest in any of our securities.

We may offer the securities from time through public or private transactions, and in the case of our Common Stock, on or off the Nasdaq Capital Market, at prevailing market prices or at privately negotiate prices. These securities may be offered and sold in the same offering or in separate offerings, to or through underwriters, dealers and agents, or directly to purchasers. The names of any underwriters, dealers, or agents involved in the sale of our securities registered hereunder and any applicable fees, commissions, or discounts will be described in the applicable prospectus supplement. Our net proceeds from the sale of securities will also be set forth in the applicable prospectus supplement.

This prospectus may not be used to consummate a sale of our securities unless accompanied by the applicable prospectus supplement.

Our Common Stock is listed on the Nasdaq Capital Market under the symbol “AREC”.

As of April 5, 2019, the aggregate market value of our outstanding Common Stock held by non-affiliates was approximately $47,912,448, which was calculated based on 11,629,235 shares of outstanding Common Stock held by non-affiliates and on a price per share of $4.12, the closing price of our Common Stock on April 5, 2019. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell the shelf securities in a public primary offering with a value exceeding more than one-third of the aggregate market value of our Common Stock held by non-affiliates in any 12-month period so long as the aggregate market value of our outstanding Common Stock held by non-affiliates remains below $75 million. During the 12 calendar months prior to and including the date of this prospectus, we have not offered or sold any securities pursuant to General Instruction I.B.6 of Form S-3.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 1 of this prospectus for a discussion of information that should be considered in connection with an investment in our securities.

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Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is , 2019.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, utilizing a “shelf” registration process. Under this shelf registration process, we may sell the securities described in this prospectus in one or more offerings, up to a total dollar amount of $100,000,000. This prospectus provides you with general information regarding the securities we may offer. We will provide a prospectus supplement that contains specific information about any offering by us with respect to the securities registered hereunder.

The prospectus supplement also may add, update, or change information contained in the prospectus. You should read both this prospectus and the prospectus supplement related to any offering as well as additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

We are offering to sell, and seeking offers to buy, securities only in jurisdictions where offers and sales are permitted. The information contained in this prospectus and in any accompanying prospectus supplement is accurate only as of the dates set forth on their respective covers, regardless of the time of delivery of this prospectus or any prospectus supplement or of any sale of our securities. Our business, financial condition, results of operations, and prospects may have changed since those dates. We have not authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus or any accompanying prospectus supplement or any “free writing prospectus.” You should rely only on the information contained or incorporated by reference in this prospectus or any accompanying prospectus supplement or related “free writing prospectus.” To the extent there is a conflict between the information contained in this prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement, provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference into this prospectus or any prospectus supplement — the statement in the document having the later date modifies or supersedes the earlier statement.

Unless the context otherwise requires, the terms “Company,” “we,” “us,” or “our” refer to American Resources Corporation, a Florida corporation, and its consolidated subsidiaries.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before making an investment decision, you should carefully consider the discussion of risks and uncertainties under the heading “Risk Factors” contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2018, which is incorporated by reference in this prospectus, and under similar headings in our subsequently filed quarterly reports on Form 10-Q and annual reports on Form 10-K, as well as the other risks and uncertainties described in any applicable prospectus supplement or free writing prospectus and in the other documents incorporated by reference in this prospectus. See the sections entitled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” in this prospectus. The risks and uncertainties we discuss in the documents incorporated by reference in this prospectus are those we currently believe may materially affect us. Additional risks and uncertainties not presently known to us or that we currently believe are immaterial also may also materially and adversely affect our business, financial condition and results of operations.

FORWARD-LOOKING STATEMENTS

This prospectus, any applicable prospectus supplement and the documents and information incorporated by reference herein and therein may contain “forward-looking statements.” Forward-looking statements may include, but are not limited to, statements relating to our objectives, plans and strategies as well as statements, other than historical facts, that address activities, events, or developments that we intend, expect, project, believe or anticipate will or may occur in the future. These statements are often characterized by terminology such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential,” “goal” or “continue” or the negative of these terms or other similar expressions.

Forward-looking statements are based on assumptions and assessments made in light of our experience and perception of historical trends, current conditions, expected future developments and other factors believed to be appropriate. Forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties, many of which are outside of our control. You should not place undue reliance on these forward-looking statements, which reflect our view only as of the date of this prospectus, and we undertake no obligation to update these forward-looking statements in the future, except as required by applicable law.

Factors could cause actual results to differ materially from those indicated by the forward-looking statements include those factors described under the caption “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2018, which is incorporated by reference in this prospectus, and under similar headings in our subsequently filed quarterly reports on Form 10-Q and annual reports on Form 10-K, as well as the other risks and uncertainties described in any applicable prospectus supplement or free writing prospectus and in the other documents incorporated by reference in this prospectus.

OUR COMPANY

Overview

We are a producer of primarily high-quality, metallurgical coal in eastern Kentucky. We began our Company on October 2, 2013 and changed our name from Natural Gas Fueling and Conversion Inc. to NGFC Equities, Inc. on February 25, 2015, and then changed our name from NGFC Equities, Inc. to American Resources Corporation on February 17, 2017. On January 5, 2017, ARC executed a Share Exchange Agreement between the Company and Quest Energy Inc., a private company incorporated in the State of Indiana with offices at 9002 Technology Lane, Fishers IN 46038, and due to the fulfillment of various conditions precedent to closing of the transaction, the control of the Company was transferred to the Quest Energy shareholders on February 7, 2017 resulting in Quest Energy becoming a wholly-owned subsidiary of ARC. Through its wholly-owned subsidiary Quest Energy, which is an Indiana corporation founded in June 2015, ARC was able to acquire coal mining and coal processing operations, substantially all located in eastern Kentucky. A majority of our domestic and international target customer base includes blast furnace steel mills and coke plants, as well as international metallurgical coal consumers, domestic electricity generation utilities, and other industrial customers.

ARC currently has six coal mining and processing operating subsidiaries: McCoy Elkhorn Coal LLC (doing business as McCoy Elkhorn Coal Company) (McCoy Elkhorn), Knott County Coal LLC (Knott County Coal), Deane Mining, LLC (Deane Mining) and Wyoming County Coal LLC (Wyoming County), Quest Processing LLC (Quest Processing) located in eastern Kentucky and western West Virginia within the Central Appalachian coal basin, and ERC Mining Indiana Corporation (ERC) located in southwest Indiana within the Illinois coal basin. The coal deposits under control by the Company are generally comprise of metallurgical coal (used for steel making), pulverized coal injections (used in the steel making process) and high-BTU, low sulfur, low moisture bituminous coal used for a variety of uses within several industries, including industrial customers, specialty products and thermal coal used for electricity generation.

Current Production

We achieved initial commercial production of metallurgical coal in September 2016 from our McCoy Elkhorn Mine #15 and from our McCoy Elkhorn Carnegie 1 Mine in March 2017. In October 2017 we achieved commercial production of thermal coal from our Deane Mining Access Energy Mine and from our Deane Mining Razorblade Surface Mine in May 2018. We believe that we will be able to take advantage of recent increases in U.S. and global benchmark metallurgical and thermal coal prices and intend to opportunistically increase the amount of our projected production that is directed to the export market to capture favorable differentials between domestic and global benchmark prices. The Company commenced operations of two out of four of its internally owned preparation plants in July of 2016 (Bevins #1 and Bevins #2 Prep Plants at McCoy Elkhorn), with a third preparation plant commencing operation in October 2017 (Mill Creek Prep Plant at Deane Mining). Pursuant to the definitions in Paragraph (a) (4) of the Securities and Exchange Commission's Industry Guide 7, our coal has not been classified as either “proven” or “probable” and as a result, do not have any “proven” or “probable” reserves under such definition, and our company and its business activities are deemed to be in the exploration stage until mineral reserves are defined on our properties.

Our Company Background

We began our Company on October 2, 2013 and changed our name from Natural Gas Fueling and Conversion Inc. to NGFC Equities, Inc. on February 25, 2015, and then changed our name from NGFC Equities, Inc. to American Resources Corporation on February 17, 2017. On January 5, 2017, ARC executed a Share Exchange Agreement between the Company and Quest Energy Inc., a private company incorporated in the State of Indiana with offices at 9002 Technology Lane, Fishers IN 46038, and due to the fulfillment of various conditions precedent to closing of the transaction, the control of the Company was transferred to the Quest Energy shareholders on February 7, 2017 resulting in Quest Energy becoming a wholly-owned subsidiary of ARC. Our telephone number is (317) 855-9926 and our website address is www.americanresourcescorp.com. Neither our website nor any information contained on, or accessible through, our website is part of this prospectus.

DILUTION

We will set forth in a prospectus supplement the following information regarding any material dilution of the equity interests of investors purchasing securities in an offering under this prospectus and the related prospectus supplement:

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the net tangible book value per share of our equity securities before and after the offering;

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the amount of the increase in such net tangible book value per share attributable to the cash payments made by purchasers in the offering; and

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the amount of the immediate dilution from the public offering price which will be absorbed by such purchasers.

USE OF PROCEEDS

Except as may be otherwise set forth in any prospectus supplement accompanying this prospectus, we will use the net proceeds we receive from sales of securities offered hereby for general corporate purposes, which may include capital expenditures, acquisitions, the repayment of indebtedness outstanding from time to time and for working capital, and repurchases of our Common Stock or other securities. When specific securities are offered, the prospectus supplement relating thereto will set forth our intended use of the net proceeds that we receive from the sale of such securities.

DESCRIPTION OF COMMON STOCK

This section describes the general terms of our Class A Common Stock, par value $0.0001 per share, which may also be referred to herein as “Common Stock”. A prospectus supplement may provide information that is different from this prospectus. If the information in the prospectus supplement with respect to our Common Stock being offered differs from this prospectus, you should rely on the information in the prospectus supplement. A copy of our amended and restated articles of incorporation, as amended, has been incorporated by reference from our filings with the SEC as an exhibit to the registration statement of which this prospectus forms a part. Our Common Stock and the rights of the holders of our Common Stock are subject to the applicable provisions of the Florida Business Corporation Act, which we sometimes refer to in this section as “Florida law,” our amended and restated articles of incorporation, as amended, our bylaws, the rights of the holders of our preferred stock, if any, and the agreements described below.

Under our amended and restated articles of incorporation, as amended, we have the authority to issue 230,000,000 shares of Common Stock, par value $0.0001 per share, and 30,000,000 shares of preferred stock, par value $0.0001 per share. As of March 31, 2019, there were 23,148,556 shares of our Common Stock issued and outstanding and no shares of preferred stock issued and outstanding.

Effective January 18, 2017, we amended our articles of incorporation to create a new Series A Preferred Stock. Effective February 20, 2017, we amended our articles of incorporation to change our name to American Resources Corporation. Effective March 21, 2017, we amended our articles of incorporation to create a new Series B Preferred Stock. Effective November 8, 2018 we amended our articles of incorporation to create a new Series C Preferred Stock and modify the Series A Preferred Stock voting ratio.

The table below presents earnings per share as previously reported in our Annual Report on Form 10-K for the year ended December 31, 2018.

	Years ended December 31,
	2018	2017
Earnings Per Share
Basic and diluted:
As previously reported	$(3.69)	$(16.39)

The following description of our Common Stock, and any description of our Common Stock in a prospectus supplement, may not be complete and is subject to, and qualified in its entirety by reference to, Florida law and the actual terms and provisions contained in our amended and restated articles of incorporation and our bylaws, each as amended from time to time.

Voting Rights

The holders of our Common Stock are generally entitled to one vote for each share held on all matters submitted to a vote of the shareholders and do not have any cumulative voting rights. Unless otherwise required by Florida law, once a quorum is present, matters presented to shareholders, except for the election of directors, will be approved by a majority of the votes cast. The election of directors is determined by a plurality of the votes cast.

Dividends

Holders of our Common Stock are entitled to receive dividends if, as and when declared by the board of directors, or the Board, out of funds legally available for that purpose, subject to preferences that may apply to any preferred stock that we issue.

Liquidation Rights

In the event of our dissolution or liquidation, after satisfaction of all our debts and liabilities and distributions to the holders of any preferred stock that we may issue in the future, of amounts to which they are preferentially entitled, the holders of Common Stock will be entitled to share ratably in the distribution of assets to the shareholders.

Other Provisions

There are no cumulative, subscription or preemptive rights to subscribe for any additional securities which we may issue, and there are no redemption provisions, conversion provisions or sinking fund provisions applicable to the Common Stock. The rights of holders of Common Stock are subject to the rights, privileges, preferences and priorities of any class or series of preferred stock that may be issued in the future.

Our amended and restated articles of incorporation, as amended, and bylaws do not restrict the ability of a holder of our Common Stock to transfer his or her shares of our Common Stock.

Shares of Common Stock Reserved for Issuance

As of March 31, 2019, we had reserved for issuance:

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an aggregate of 5,957,532 shares of our Common Stock issuable upon the exercise of outstanding warrants and employee options;

Preferred Stock

Under our amended and restated articles of incorporation, as amended, we are authorized to issue up to 30,000,000 shares of preferred stock, par value $0.0001 per share, in one or more series. We are authorized to issue preferred stock with such designation, rights and preferences as may be determined from time to time by our Board. Accordingly, the Board is empowered, without shareholder approval, to issue preferred stock with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of our Common Stock and, in certain instances, could adversely affect the market price of our Common Stock. As of March 31, 2019, there are no shares of preferred stock issued or outstanding.

Series A Preferred Stock

On January 18, 2017, we designated 5,000,000 shares of preferred stock as Series A Preferred Stock, par value $0.0001 per share, which may be issued from time to time by the board of directors. As of March 31, 2019, there are no shares of Series A Preferred stock issued or outstanding.

Series C Preferred Stock

On November 8, 2018, we designated 20,000,000 shares of preferred stock as Series C Preferred Stock, par value $0.0001 per share, which may be issued from time to time by the board of directors. As of March 31, 2019, there are no shares of Series C Preferred stock issued or outstanding.

Anti-takeover Effects of our Amended and Restated Articles of Incorporation and Bylaws

As described above, our amended and restated articles of incorporation, as amended, provide that our Board may issue preferred stock with such designation, rights and preferences as may be determined from time to time by our Board. Our preferred stock could be issued quickly and utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of the Company or make removal of management more difficult. Our amended and restated articles of incorporation, as amended, and our bylaws provide that special meetings may be called only by a unanimous vote of the Board.

Florida Anti-Takeover Statute

As a Florida corporation, we are subject to certain anti-takeover provisions that apply to public corporations under Florida law. Pursuant to Section 607.0901 of the Florida Business Corporation Act, a publicly held Florida corporation may not engage in a broad range of business combinations or other extraordinary corporate transactions with an interested shareholder without the approval of the holders of two-thirds of the voting shares of the corporation (excluding shares held by the interested shareholder), unless:

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the transaction is approved by a majority of disinterested directors before the shareholder becomes an interested shareholder;

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the interested shareholder has owned at least 80% of the corporation’s outstanding voting shares for at least five years preceding the announcement date of any such business combination;

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the interested shareholder is the beneficial owner of at least 90% of the outstanding voting shares of the corporation, exclusive of shares acquired directly from the corporation in a transaction not approved by a majority of the disinterested directors; or

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the consideration paid to the holders of the corporation’s voting stock is at least equal to certain fair price criteria.

An interested shareholder is defined as a person who together with affiliates and associates beneficially owns more than 10% of a corporation’s outstanding voting shares. We have not made an election in our amended and restated articles of incorporation, as amended, to opt out of Section 607.0901.

In addition, we are subject to Section 607.0902 of the Florida Business Corporation Act, which prohibits the voting of shares in a publicly held Florida corporation that are acquired in a control share acquisition unless (i) our Board approved such acquisition prior to its consummation or (ii) after such acquisition, in lieu of prior approval by our Board, the holders of a majority of the corporation’s voting shares, exclusive of shares owned by officers of the corporation, employee directors or the acquiring party, approve the granting of voting rights as to the shares acquired in the control share acquisition. A control share acquisition is defined as an acquisition that immediately thereafter entitles the acquiring party to 20% or more of the total voting power in an election of directors.

Indemnification

Both our amended and restated articles of incorporation, as amended, and bylaws provide for indemnification of our directors and officers to the fullest extent permitted by Florida law.

Listing

Our Common Stock is listed on the Nasdaq Capital Market under the symbol “AREC”.

Transfer Agent and Registrar

The transfer agent and registrar for our Common Stock is Vstock Transfer, LLC located at 18 Lafayette Place Woodmere, NY 11598, phone number 212-828-8436.

DESCRIPTION OF WARRANTS

General

We may issue warrants to purchase shares of Common Stock. The warrants may be issued independently or together with shares of Common Stock offered by this prospectus and may be attached to or separate from those shares of Common Stock.

While the terms we have summarized below will generally apply to any future warrants we may offer under this prospectus, we will describe the particular terms of any warrants that we may offer in more detail in the applicable prospectus supplement. The terms of any warrants we offer under a prospectus supplement may differ from the terms we describe below.

We may issue the warrants under a warrant agreement, which we will enter into with a warrant agent to be selected by us. Each warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the Common Stock purchasable upon exercise of, its warrants.

We will incorporate by reference into the registration statement of which this prospectus forms a part the form of warrant agreement, including a form of warrant certificate, that describes the terms of the series of warrants we are offering before the issuance of the related series of warrants. The following summaries of material provisions of the warrants and the warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement applicable to a particular series of warrants. We urge you to read the applicable prospectus supplements related to the warrants that we sell under this prospectus, as well as the complete warrant agreements that contain the terms of the warrants.

We will set forth in the applicable prospectus supplement the terms of the warrants in respect of which this prospectus is being delivered, including, when applicable, the following:

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the title of the warrants;

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the aggregate number of the warrants;

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the price or prices at which the warrants will be issued;

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the designation, number, and terms of shares of Common Stock purchasable upon exercise of the warrants;

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the date, if any, on and after which the warrants and the related Common Stock will be separately transferable;

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the price at which each share of Common Stock purchasable upon exercise of the warrants may be purchased;

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the date on which the right to exercise the warrants will commence and the date on which such right will expire;

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the minimum or maximum amount of the warrants that may be exercised at any one time;

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any information with respect to book-entry procedures;

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the effect of any merger, consolidation, sale, or other disposition of our business on the warrant agreement and the warrants;

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any other terms of the warrants, including terms, procedures, and limitations relating to the transferability, exchange, and exercise of such warrants;

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the terms of any rights to redeem or call, or accelerate the expiration of, the warrants;

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the date on which the right to exercise the warrants begins and the date on which that right expires;

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the material U.S. federal income tax consequences of holding or exercising the warrants; and

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any other specific terms, preferences, rights, or limitations of, or restrictions on, the warrants.

Unless specified in an applicable prospectus supplement, warrants will be in registered form only.

A holder of warrant certificates may exchange them for new certificates of different denominations, present them for registration of transfer, and exercise them at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Until any warrants are exercised, holders of the warrants will not have any rights of holders of the underlying Common Stock, including any rights to receive dividends or to exercise any voting rights, except to the extent set forth under the heading “Warrant Adjustments” below.

Exercise of Warrants

Each warrant will entitle the holder to purchase for cash shares of Common Stock at the applicable exercise price set forth in, or determined as described in, the applicable prospectus supplement. Warrants may be exercised at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Warrants may be exercised by delivering to the corporation trust office of the warrant agent or any other officer indicated in the applicable prospectus supplement (a) the warrant certificate properly completed and duly executed and (b) payment of the amount due upon exercise. As soon as practicable following exercise, we will forward the shares of Common Stock. If less than all of the warrants represented by a warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or a part of the exercise price for the warrants.

Amendments and Supplements to the Warrant Agreements

We may amend or supplement a warrant agreement without the consent of the holders of the applicable warrants to cure ambiguities in the warrant agreement, to cure or correct a defective provision in the warrant agreement, or to provide for other matters under the warrant agreement that we and the warrant agent deem necessary or desirable, so long as, in each case, such amendments or supplements do not materially and adversely affect the interests of the holders of the warrants.

Warrant Adjustments

Unless the applicable prospectus supplement states otherwise, the exercise price of, and the number of shares of Common Stock covered by a warrant will be adjusted proportionately if we subdivide or combine our Common Stock. In addition, unless the prospectus supplement states otherwise, if we, without payment:

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issue capital stock or other securities convertible into or exchangeable for Common Stock, or any rights to subscribe for, purchase, or otherwise acquire Common Stock, as a dividend or distribution to holders of our Common Stock;

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pay any cash to holders of our Common Stock other than a cash dividend paid out of our current or retained earnings;

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issue any evidence of our indebtedness or rights to subscribe for or purchase our indebtedness to holders of our Common Stock; or

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issue Common Stock or additional stock or other securities or property to holders of our Common Stock by way of spinoff, split-up, reclassification, combination of shares, or similar corporate rearrangement, then the holders of warrants will be entitled to receive upon exercise of the warrants, in addition to the shares of Common Stock otherwise receivable upon exercise of the warrants and without paying any additional consideration, the amount of stock and other securities and property such holders would have been entitled to receive had they held the Common Stock issuable under the warrants on the dates on which holders of those securities received or became entitled to receive such additional stock and other securities and property.

Except as stated above, the exercise price and number of securities covered by a warrant, and the amounts of other securities or property to be received, if any, upon exercise of those warrants, will not be adjusted or provided for if we issue those securities or any securities convertible into or exchangeable for those securities, or securities carrying the right to purchase those securities or securities convertible into or exchangeable for those securities.

Holders of warrants may have additional rights under the following circumstances:

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certain reclassifications, capital reorganizations, or changes of the Common Stock;

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certain share exchanges, mergers, or similar transactions involving us and which result in changes of the Common Stock; or

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certain sales or dispositions to another entity of all or substantially all of our property and assets.

If one of the above transactions occurs and holders of our Common Stock are entitled to receive stock, securities, or other property with respect to or in exchange for their shares of Common Stock, the holders of the warrants then outstanding, as applicable, will be entitled to receive upon exercise of their warrants the kind and amount of shares of stock and other securities or property that they would have received upon the applicable transaction if they had exercised their warrants immediately before the transaction.

Outstanding Warrants and Options

As of March 31, 2019, we had outstanding:

●
an aggregate of 5,275,702 of our Common Stock issuable upon the exercise of outstanding warrants with exercise prices ranging from $ $0.01 to $ $11.44 per share and expiration dates ranging from April 29, 2019 to January 24, 2024; and

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an aggregate of 681,830 of our Common Stock issuable upon the exercise of outstanding employee and director options with an exercise price of $1.00 per share and an expiration date of September 10, 2025.

DESCRIPTION OF UNITS

The following description, together with the additional information we include in any applicable prospectus supplement, summarizes the material terms and provisions of the units that we may offer under this prospectus. Units may be offered independently or together with Common Stock and warrants offered by any prospectus supplement, and may be attached to or separate from those securities. While the terms we have summarized below will generally apply to any future units that we may offer under this prospectus, we will describe the particular terms of any series of units that we may offer in more detail in the applicable prospectus supplement. The terms of any units offered under a prospectus supplement may differ from the terms described below.

We will incorporate by reference into the registration statement of which this prospectus forms a part the form of unit agreement, including a form of unit certificate, if any, that describes the terms of the series of units we are offering before the issuance of the related series of units. The following summaries of material provisions of the units and the unit agreements are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement applicable to a particular series of units. We urge you to read the applicable prospectus supplements related to the units that we sell under this prospectus, as well as the complete unit agreements that contain the terms of the units.

General

We may issue units consisting of Common Stock and warrants. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time, or at any time before a specified date.

We will describe in the applicable prospectus supplement the terms of the series of units, including the following:

●
the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

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any provisions of the governing unit agreement that differ from those described below; and

●
any provisions for the issuance, payment, settlement, transfer, or exchange of the units or of the securities comprising the units.

The provisions described in this section, as well as those described under “Description of Common Stock” and “Description of Warrants,” will apply to each unit and to any Common Stock or warrant included in each unit, respectively.

Issuance in Series

We may issue units in such amounts and in such numerous distinct series as we determine.

Enforceability of Rights by Holders of Units

Each unit agent, if any, will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit, without the consent of the related unit agent or the holder of any other unit, may enforce by appropriate legal action its rights as holder under any security included in the unit.

Title

We, the unit agent, and any of their agents may treat the registered holder of any unit certificate as an absolute owner of the units evidenced by that certificate for any purposes and as the person entitled to exercise the rights attaching to the units so requested, despite any notice to the contrary.

PLAN OF DISTRIBUTION

We may sell securities to one or more underwriters or dealers for public offering and sale by them, or we may sell the securities to investors directly or through agents. The applicable prospectus supplement will set forth the terms of the particular offering and the method of distribution and will identify any firms acting as underwriters, dealers or agents in connection with the offering, including:

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the name or names of any underwriters;

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the respective amounts underwritten;

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the nature of any material relationship between us and any underwriter;

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the nature of the obligation of the underwriter(s) to take the securities;

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the purchase price of the securities;

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any underwriting discounts and other items constituting underwriters’ compensation;

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any initial public offering price and the net proceeds we will receive from such sale;

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any discounts or concessions allowed or reallowed or paid to dealers; and

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any securities exchange or market on which the securities offered in the prospectus supplement may be listed.

We may distribute our securities from time to time in one or more transactions at a fixed price or prices, which may be changed, or at prices determined as the prospectus supplement specifies, including in “at-the-market” offerings.

Any underwriting discounts or other compensation which we pay to underwriters or agents in connection with the offering of our securities, and any discounts, concessions or commissions which underwriters allow to dealers, will be set forth in the prospectus supplement. Underwriters may sell our securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of our securities may be deemed to be underwriters under the Securities Act and any discounts or commissions they receive from us and any profit on the resale of our securities they realize may be deemed to be underwriting discounts and commissions under the Securities Act. Any such underwriter or agent will be identified, and any such compensation received from us, will be described in the applicable supplement to this prospectus. Unless otherwise set forth in the supplement to this prospectus relating thereto, the obligations of the underwriters or agents to purchase our securities will be subject to conditions precedent and the underwriters will be obligated to purchase all our offered securities if any are purchased. The public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

Any Common Stock sold pursuant to this prospectus and applicable prospectus supplement will be approved for trading, upon notice of issuance, on the Nasdaq Capital Market.

Underwriters and their controlling persons, dealers and agents may be entitled, under agreements entered into with us, to indemnification against and contribution toward specific civil liabilities, including liabilities under the Securities Act.

An underwriter may engage in over-allotment, stabilizing transactions, short covering transactions and penalty bids in accordance with securities laws. Over-allotment involves sales in excess of the offering size, which creates a short position. Stabilizing transactions permit bidders to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. The underwriters may engage in these activities on any exchange or other market in which the securities may be traded. If commenced, the underwriters may discontinue these activities at any time.

Certain of the underwriters and their affiliates may be customers of, engage in transactions with, and perform services for, us and our subsidiaries in the ordinary course of business.

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon by Law Office of Clifford J. Hunt, P.A. The law firm’s principal, Clifford J. Hunt, Esquire, is the beneficial owner of 1,721 shares of our Common Stock

EXPERTS

The consolidated financial statements of American Resources Corporation as of December 31, 2018 and 2017 and for each of the years then ended incorporated by reference in this prospectus and in the registration statement of which this prospectus forms a part have been so included in reliance on the report of MaloneBailey, LLP, an independent registered public accounting firm, as set forth in their report which is incorporated by reference in this prospectus and elsewhere in the registration statement, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Through our website at www.americanresourcescorp.com, you may access, free of charge, our filings, as soon as reasonably practical after we electronically file them with or furnish them to the SEC. The information contained on, or accessible through, our website is not incorporated by reference in, and is not a part of this prospectus or any accompanying prospectus supplement. You also may read and copy any document we file with the SEC at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public from the SEC’s website at www.sec.gov.

This prospectus is part of a registration statement on Form S-3 that we filed with the SEC to register the securities to be offered hereby. This prospectus does not contain all of the information included in the registration statement, including certain exhibits and schedules. You may obtain the registration statement and exhibits to the registration statement from the SEC at the address listed above or from the SEC’s website listed above.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to incorporate by reference the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information that we incorporate by reference is considered to be part of this prospectus. Information that we file with the SEC in the future and incorporate by reference in this prospectus automatically updates and supersedes previously filed information as applicable.

We incorporate by reference into this prospectus the following documents filed by us with the SEC, other than any portion of any such documents that is not deemed “filed” under the Exchange Act in accordance with the Exchange Act and applicable SEC rules:

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our Annual Report on Form 10-K for the year ended December 31, 2018, filed with the SEC on April 3, 2019;

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our Annual Report on Form 10-KA for the year ended December 31, 2018, filed with the SEC on May 30, 2019;

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our Quarterly Reports on Form 10-Q for the quarter ended March 31, 2019, filed with the SEC on May 16, 2019;

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our Quarterly Report on Form 10-QA for the quarter end March 31, 2019 filed with the SEC on May 30, 2019;

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our Current Reports on Form 8-K or Form 8-K/A, filed on May 1, 2018, May 15, 2018, June 1, 2018, July 26, 2018, September 10, 2018, September 25, 2018, October 30, 2018, November 13, 2018, November 15, 2018, January 3, 2019, February 20, 2019, February 22, 2019, March 8, 2019, April 17, 2019, April 26, 2019, May 3, 2019 and May 29, 2019; and

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the description of our Common Stock contained in our registration statement on Form 8-A filed on February 14, 2019 pursuant to Section 12 of the Exchange Act, including any subsequent amendment or report filed for the purpose of updating that description.

In addition, all documents subsequently filed by us (including all documents subsequently filed by us after the date of this registration statement and prior to the effectiveness of this registration statement) pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of the offering, will be deemed to be incorporated herein by reference and to be a part of this registration statement from the date of filing of such documents.

This prospectus does not, however, incorporate by reference any documents or portions thereof, whether specifically listed above or furnished by us in the future, that are not deemed “filed” with the SEC, including information “furnished” pursuant to Items 2.02, 7.01 and 9.01 of Form 8-K.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any subsequently filed document that is also incorporated by reference herein modifies or replaces such statement. Any statements so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

Any information incorporated by reference herein is available to you without charge upon written or oral request. If you would like a copy of any of this information, please submit your request to us at the following address:

American Resources Corporation
Attn: Gregory Q. Jensen
9002 Technology Lane
Fishers, IN 4038
(317) 855-9926

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth the costs and expenses payable by the registrant in connection with the offerings described in this registration statement. In addition to the costs and expenses set forth below, the registrant will pay any selling commissions and brokerage fees and any applicable taxes, fees and disbursements with respect to securities registered hereby sold by the registrant. All of the amounts shown are estimates, except for the SEC registration fee:

Amount to be paid
SEC Registration Fee	$12,160
Accountants’ Fees and Expenses	12,000
Legal Fees and Expenses	25,000
Printing and Engraving Expenses	25,000
Transfer Agent Fees	3,000
Miscellaneous Fees	5,000
Total	$82,160

Item 15. Indemnification of Directors and Officers.

The Florida Business Corporation Act (the “Florida Act”) authorizes the indemnification of officers, directors, employees and agents under specified circumstances. Under Section 607.0831 of the Florida Act, a director is not personally liable for monetary damages to the corporation or any other person for any statement, vote, decision, or failure to act regarding corporate management or policy unless (1) the director breached or failed to perform his or her duties as a director and (2) the director’s breach of, or failure to perform, those duties constitutes: (a) a violation of the criminal law, unless the director had reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe his or her conduct was unlawful, (b) a transaction from which the director derived an improper personal benefit, either directly or indirectly, (c) a circumstance under which the liability provisions of Section 607.0834 of the Florida Act are applicable, (d) in a proceeding by or in the right of the corporation to procure a judgment in its favor or by or in the right of a shareholder, conscious disregard for the best interest of the corporation, or willful misconduct, or (e) in a proceeding by or in the right of someone other than the corporation or a shareholder, recklessness or an act or omission which was committed in bad faith or with malicious purpose or in a manner exhibiting wanton and willful disregard of human rights, safety, or property. A judgment or other final adjudication against a director in any criminal proceeding for a violation of the criminal law estops that director from contesting the fact that his or her breach, or failure to perform, constitutes a violation of the criminal law; but does not estop the director from establishing that he or she had reasonable cause to believe that his or her conduct was lawful or had no reasonable cause to believe that his or her conduct was unlawful.

Under Section 607.0850 of the Florida Act, a corporation has power to indemnify any person who was or is a party to any proceeding (other than an action by, or in the right of the corporation), by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against liability incurred in connection with such proceeding, including any appeal thereof, if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any proceeding by judgment, order, settlement or conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in, or not opposed to, the best interests of the corporation or, with respect to any criminal action or proceeding, has reasonable cause to believe that his or her conduct was unlawful.

In addition, under Section 607.0850 of the Florida Act, a corporation has the power to indemnify any person, who was or is a party to any proceeding by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses and amounts paid in settlement not exceeding, in the judgment of the board of directors, the estimated expense of litigating the proceeding to conclusion, actually and reasonably incurred in connection with the defense or settlement of such proceeding, including any appeal thereof. Such indemnification shall be authorized if such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be made under this subsection in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable unless, and only to the extent that, the court in which such proceeding was brought, or any other court of competent jurisdiction, shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

Under Section 607.0850 of the Florida Act, the indemnification and advancement of expenses provided pursuant to Section 607.0850 of the Florida Act are not exclusive, and a corporation may make any other or further indemnification or advancement of expenses of any of its directors, officers, employees, or agents, under any bylaw, agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office. However, indemnification or advancement of expenses shall not be made to or on behalf of any director, officer, employee or agent if a judgment or other final adjudication establishes that his or her actions, or omissions to act, were material to the cause of action so adjudicated and constitute: (a) a violation of the criminal law, unless the director, officer, employee or agent had reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe his or her conduct was unlawful; (b) a transaction from which the director, officer, employee or agent derived an improper personal benefit; (c) in the case of a director, a circumstance under which the above liability provisions of Section 607.0834 of the Florida Act are applicable; or (d) willful misconduct or a conscious disregard for the best interests of the corporation in a proceeding by or in the right of the corporation to procure a judgment in its favor or in a proceeding by or in the right of a stockholder.

Section 607.0850 of the Florida Act also provides that a corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation against any liability asserted against the person and incurred by him or her in any such capacity or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of Section 607.0850 of the Florida Act.

Our amended and restated articles of incorporation, as amended, provide that we shall, to the fullest extent provided, authorized, permitted or not prohibited by the Florida Act and our bylaws, indemnify our directors and officers, from and against any and all of the expenses or liabilities incurred in defending a civil or criminal proceeding or other specified matters in the manner provided in our amended and restated articles of incorporation. Our bylaws also provide for indemnification of our directors and officers to the fullest extent permitted by law. We maintain directors’ and officers’ liability insurance for the benefit of our officers and directors.

Item 16. Exhibits.

The exhibits identified in the Exhibit Index below are included herein or incorporated by reference.

Exhibit Index

Exhibit Number	Description	Location Reference

1.1	Form of Underwriting Agreement
To be filed by amendment to this registration statement or by a report filed under the Securities Exchange Act of 1934, as amended, and incorporated herein by reference in connection with an offering of the offered securities.

3.1	Articles of Incorporation of Natural Gas Fueling and Conversion Inc.	Incorporated herein by reference to Exhibit 3.1 to the Company’s Registration Statement on Form S-1, filed with the SEC on November 27, 2013.
3.2	Amended and Restated Articles of Incorporation of NGFC Equities Inc.	Incorporated herein by reference to Exhibit 3.1 to the Company’s 8k filed on February 25, 2015.
3.3	Articles of Amendment to Articles of Incorporation of NGFC Equities, Inc.	Incorporated herein by reference to Exhibit 10.2 to the Company’s Form 8-K on February 21, 2017.
3.4	Articles of Amendment to Articles of Incorporation of American Resources Corporation dated March 24, 2017.	Incorporated herein by reference to Exhibit 3.4 to the Company’s Form 10-Q, filed with the SEC on May 15, 2018.
3.5	Bylaws of Natural Gas Fueling and Conversion Inc.	Incorporated herein by reference to Exhibit 3.2 to the Company’s Registration Statement on Form S-1, filed with the SEC on November 27, 2013.
3.6	Bylaws, of NGFC Equities Inc., as amended and restated.	Incorporated herein by reference to Exhibit 3.2 to the Company’s 8k filed on February 25, 2015.
3.7	Articles of Amendment to Articles of Incorporation of American Resources Corporation dated November 8, 2018.	Filed as Exhibit 99.1 to the Company's 8k filed on November 13, 2018, incorporated herein by reference.
3.8	Bylaws of American Resources Corporation, as amended and restated	Incorporated herein by reference to Exhibit 99.2 to the Company's 8k filed on November 13, 2018.
4.1	Common Stock Purchase Warrant "B-4" dated October 4, 2017	Incorporated herein by reference to Exhibit 4.1 to the Company’s 8k filed on October 11, 2017.
4.2	Common Stock Purchase Warrant "C-1" dated October 4, 2017	Incorporated herein by reference to Exhibit 4.2 to the Company’s 8k filed on October 11, 2017.
4.3	Common Stock Purchase Warrant "C-2" dated October 4, 2017	Incorporated herein by reference to Exhibit 4.3 to the Company’s 8k filed on October 11, 2017.
4.4	Common Stock Purchase Warrant "C-3" dated October 4, 2017	Incorporated herein by reference to Exhibit 4.4 to the Company’s 8k filed on October 11, 2017.
4.5	Common Stock Purchase Warrant "C-4" dated October 4, 2017	Incorporated herein by reference to Exhibit 4.5 to the Company’s 8k filed on October 11, 2017.
4.6	Promissory Note for $600,000.00 dated October 4, 2017	Incorporated herein by reference to Exhibit 4.6 to the Company’s 8k filed on October 11, 2017.
4.7	Promissory Note for $1,674,632.14 dated October 4, 2017	Incorporated herein by reference to Exhibit 4.7 to the Company’s 8k filed on October 11, 2017.
4.8	Loan Agreement for up to $6,500,000 dated December 31, 2018	Incorporated herein by reference to Exhibit 99.1 to the Company's 8k filed on January 3, 2019.
4.9	Promissory Note for up to $6,500,000 dated December 31, 2018	Incorporated herein by reference to Exhibit 99.2 to the Company's 8k filed on January 3, 2019.
5.1	Opinion of Law Office of Clifford J. Hunt, P.A. as to legality	Filed Herewith.
10.1	Secured Promissory Note	Incorporated herein by reference to Exhibit 99.1 to the Company's 8k filed on May 15, 2018.
10.2	Security Agreement	Incorporated herein by reference to Exhibit 99.2 to the Company's 8k filed on May 15, 2018.
10.3	Pledge Agreement	Incorporated herein by reference to Exhibit 99.3 to the Company's 8k filed on May 15, 2018.
10.4	Guaranty Agreement	Incorporated herein by reference to Exhibit 99.4 to the Company's 8k filed on May 15, 2018.
10.5	Bill of Sale	Incorporated herein by reference to Exhibit 99.5 to the Company's 8k filed on May 15, 2018.
10.6	Sublease Agreement Between Colonial Coal Company, Inc. and McCoy Elkhorn Coal LLC	Incorporated herein by reference to Exhibit 99.1 to the Company's 8k filed on May 1, 2018
10.7	Interim Operating Agreement	Incorporated herein by reference to Exhibit 99.2 to the Company's 8k filed on May 1, 2018
10.8	Consolidated and Restated Loan and Security Agreement dated October 4, 2017	Incorporated herein by reference to Exhibit 10.1 to the Company's 8k filed on October 11, 2017
10.9	Asset Purchase Agreement between Wyoming County Coal LLC and Thomas Shelton dated November 7, 2018	Incorporated herein by reference to Exhibit 10.9 to the Company’s registration statement filed on December 11, 2018.
10.10	Asset Purchase Agreement between Wyoming County Coal LLC and Synergy Coal, LLC dated November 7, 2018	Incorporated herein by reference to Exhibit 10.10 to the Company's registration statement filed on December 11, 2018.
10.11	Security Agreement	Incorporated herein by reference to Exhibit 99.3 to the Company's 8k filed on January 3, 2019.
10.12	Purchase Order	Incorporated herein by reference to Exhibit 99.4 to the Company's 8k filed on January 3, 2019.
10.13	Employment Agreement with Mark C. Jensen	Incorporated herein by reference to Exhibit 10.13 to the Company's registration statement filed on February 6, 2019.
10.14	Employment Agreement with Thomas M. Sauve	Incorporated herein by reference to Exhibit 10.14 to the Company's registration statement filed on February 6, 2019.
10.15	Employment Agreement with Kirk P. Taylor	Incorporated herein by reference to Exhibit 10.15 to the Company's registration statement filed on February 6, 2019.
10.16	Employee Stock Option Plan	Incorporated herein by reference to Exhibit 10.16 to the Company's registration statement filed on February 6, 2019.
10.17	Letter of Intent	Incorporated herein by reference to Exhibit 10.17 to the Company's registration statement filed on February 6, 2019.
10.18	Merger Agreement with Colonial Coal	Incorporated herein by reference to Exhibit 10.18 to the Company's registration statement filed on February 14, 2019.
10.19	Share Exchange Agreement to replace Merger Agreement with Colonial Coal	Incorporated herein by reference to Exhibit 10.19 to the Company's registration statement filed on February 14, 2019.
14.1	Code of Conduct	Incorporated herein by reference to Exhibit 99.2 to the Company's 8k filed on November 13, 2018.
14.2	Financial Code of Ethics	Incorporated herein by reference to Exhibit 99.3 to the Company's 8k filed on November 13, 2018.
23.1	Consent of MaloneBailey LLP	File Herewith.
23.2	Consent of Law office of Clifford J. Hunt, P.A. included in Exhibit 5.1	File Herewith.
95.1	Mine Safety Disclosure pursuant to Regulation S-K, Item 104	Incorporated herein by reference to Exhibit 95.1 to the Company's 10K filed on April 3, 2019.

101.INS	XBRL Instance Document
101.SCH	XBRL Taxonomy Extension Schema Document
101.CAL	XBRL Taxonomy Extension Calculation Linkbase Document
101.DEF	XBRL Taxonomy Extension Definition Linkbase Document
101.LAB	XBRL Taxonomy Extension Label Linkbase Document
101.PRE	XBRL Taxonomy Extension Presentation Linkbase Document

Item 17. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i), (a)(1)(ii), and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fishers, State of Indiana on May 31, 2019.

AMERICAN RESOURCES CORPORATION

By:	/s/ Mark C. Jensen
Mark C. Jensen
Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Mark C. Jensen as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to sign any registration statement for the same offering covered by this registration statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Mark C. Jensen	Chairman of the Board of Directors,	May 31, 2019
Mark C. Jensen	Chief Executive Officer

/s/ Thomas M. Sauve	President and Director	May 31, 2019
Thomas M. Sauve

/s/ Kirk P. Taylor	Chief Financial Officer	May 31, 2019
Kirk P. Taylor	(Principal Accounting Officer)

/s/ Randal V. Stephenson	Director	May 31, 2019
Randal V. Stephenson

/s/ Ian Sadler	Director	May 31, 2019
Ian Sadler

/s/ Courtney O. Taplin	Director	May 31, 2019
Courtney O. Taplin